Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Kyverna Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.00001 per share	457(c) and (h)	3,019,494(2)	$8.175(3)	$24,684,363.45	$0.0001381	$3,408.91
	Equity	Common Stock, par value $0.00001 per share	457(c) and (h)	422,000(4)	$6.94875(5)	$2,932,372.50	$0.0001381	$404.96
	Equity	Common Stock, par value $0.00001 per share	457(c) and (h)	895,741(6)	$8.175(7)	$7,322,682.68	$0.0001381	$1,011.26
	Equity	Common Stock, par value $0.00001 per share	457(c) and (h)	104,259(8)	$8.08(9)	$842,412.72	$0.0001381	$116.34
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$35,781,831.35		$4,941.47
	Total Fees Previously Paid							—

Total Fee Offsets	—
Net Fee Due	$4,941.47

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, $0.00001 par value per share (the “Common Stock”), that become issuable under the Kyverna Therapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), the Kyverna Therapeutics, Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”) and the Kyverna Therapeutics, Inc. Amended and Restated 2024 Inducement Equity Incentive Plan (the “A&R 2024 Inducement Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)

Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2024 Plan on January 1, 2026 pursuant to an “evergreen” provision contained in the 2024 Plan. The 2024 Plan provides that an additional number of shares will automatically be added annually to the shares authorized under the 2024 Plan on January 1st of each year for a period of ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to 5.0% of the total number of shares of Common Stock outstanding on December 31st of the preceding year; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $8.175 per share, the average of the high and low price of the Common Stock as reported on the Nasdaq Global Select Market on March 20, 2026 (such date being within five business days prior to the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).

(4)

Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2024 ESPP on January 1, 2026 pursuant to an “evergreen” provision contained in the 2024 ESPP. The 2024 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized under the 2024 Plan on January 1st of each year for a period of ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to the lesser of (i) 1.0% of the total number of shares of Common Stock outstanding on December 31st of the preceding year and (ii) 422,000 shares of Common Stock; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase for such year will be a lesser number of shares of Common Stock.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on 85% of $8.175 per share, the average of the high and low price of the Common Stock as reported on the Nasdaq Global Select Market on March 20, 2026 (such date being within five business days prior to the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission). Pursuant to the 2024 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of fair market value of the Common Stock on (a) the first day of the offering period, and (b) the purchase date.

(6)

Represents shares of Common Stock that were added to the shares reserved for issuance under the A&R 2024 Inducement Plan on January 29, 2026 pursuant to the approval and adoption of the A&R 2024 Inducement Plan by the compensation committee of the board of directors of the Registrant.

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $8.175 per share, the average of the high and low price of the Common Stock as reported on the Nasdaq Global Select Market on March 20, 2026 (such date being within five business days prior to the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).

(8)	Represent shares of Common Stock which are issuable upon exercise of an outstanding option award previously granted pursuant to the A&R 2024 Inducement Plan on February 9, 2026.
(9)

The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the exercise price for the option award previously granted pursuant to the A&R 2024 Inducement Plan on February 9, 2026.